                                                                Exhibit (13) (a)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MARY JANE B. FORTIN, MALLARY REZNIK, MANDA GHAFERI AND JENNIFER POWELL, or each of them, as his true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which AMERICAN GENERAL LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

REGISTRANT NAME                                     FILE NOS.
------------------------------   ---------------------------------------------------
Variable Separate Account        333-185778   333-185791    333-185838   333-185815
811-03859                        333-185780   333-185840    333-185800   333-185816
                                 333-185784   333-185797    333-185837   333-185788
                                 333-185762   333-185798    333-185831   333-185786
                                 333-185787   333-185799    333-185818   333-185808
                                 333-185775   333-185801    333-185820

Variable Annuity Account One     333-185802
811-04296

Variable Annuity Account Two     333-185821
811-08626

Variable Annuity Account Four    333-185803
811-08874

Variable Annuity Account Five    333-185793   333-185826    333-185814   333-185813
811-07727                        333-185804   333-185822    333-185809
                                 333-185829   333-185824    333-185811
                                 333-185825   333-185828    333-185810

Variable Annuity Account Seven   333-185790   333-185795    333-185807   333-185832
811-09003                        333-185794   333-185806

Variable Annuity Account Nine    333-185834    333-185835   333-185841   333-185842
811-21096

AGL Separate Account A           033-44745    033-44744
811-01491

AGL Separate Account VL-R        333-151576   333-80191     333-129552   333-137817
811-08561                        333-146948   333-53909     333-109613   333-143072
                                 333-43264    333-42567     333-90787    333-144594
                                 333-82982    333-103361    333-65170    333-153093
                                 333-89897    333-118318    333-87307    333-153068

AGL Separate Account VUL         333-102301
811-05794

AGL Separate Account VUL-2       333-102300   333-102299
811-06366

AGL Separate Account I           333-185785   333-185839    333-185817   333-185823
811-05301                        333-185819   333-185827    333-185836   333-185805
                                 333-185789   333-185843    333-185796   333-185785

AGL Separate Account II          333-185761   333-185812    333-185830
811-04867                        333-185833   333-185782

AGL AG Separate Account A        333-185844   333-185792
811-08862

AG Separate Account D            333-25549    002-49805     333-81703    333-40637
811-02441                        033-43390    333-109206    333-70667    033-57730

AGL Separate Account VA-1        333-102302
811-07781

AGL Separate Account VA-2        333-102303
811-01990

                                  AGL POA - 1

                                                                Exhibit (13) (a)

                                POWER OF ATTORNEY

Signature                                                       Title                               Date
-------------------------------------------   ----------------------------------------------   ---------------
/s/ Jay S. Wintrob                            Chairman of the Board, President and
-------------------------------------------   Chief Executive Officer                          April 28, 2014
Jay S. Wintrob

/s/ Thomas J. Diemer                          Director, Senior Vice President and
-------------------------------------------   Chief Risk Officer                               April 28, 2014
Thomas J. Diemer

/s/ Jeffrey M. Farber                         Director
-------------------------------------------
Jeffrey M. Farber                                                                              April 28, 2014

/s/ Mary Jane B. Fortin                       Director, Executive Vice President and
-------------------------------------------   Chief Financial Officer                          April 28, 2014
Mary Jane B. Fortin

/s/ Deborah A. Gero                           Director, Senior Vice President and
-------------------------------------------   Chief Investment Officer                         April 28, 2014
Deborah A. Gero

/s/ Jana W. Greer                             Director and President - Individual Retirement
-------------------------------------------                                                    April 28, 2014
Jana W. Greer

/s/ Stephen A. Maginn                         Director, Senior Vice President and
-------------------------------------------   Chief Distribution Officer                       April 28, 2014
Stephen A. Maginn

/s/ James A. Mallon                           Director and President - Life and
-------------------------------------------   Accident & Health                                April 28, 2014
James A. Mallon

/s/ Jonathan J. Novak                         Director and President - Institutional Markets
-------------------------------------------                                                    April 28, 2014
Jonathan J. Novak

/s/ Curtis W. Olson                           Director and President - Group Benefits
-------------------------------------------                                                    April 28, 2014
Curtis W. Olson

/s/ Steven D. Anderson                        Vice President and Controller
-------------------------------------------                                                    April 28, 2014
Steven D. Anderson

                                  AGL POA - 2